Exhibit 99.1

Application for Listing on NASDAQ Capital Market

Lexington, Massachusetts, United States and Sydney, Australia – 28 October 2014 – GI Dynamics, Inc. (ASX: GID) (“GI Dynamics” or the “Company”), a medical device company developing innovative treatments for type 2 diabetes and obesity, announced today that it has filed an application to list its common stock for trading on the NASDAQ Capital Market under the symbol “GID”. Such listing is subject to review by NASDAQ and dependent on the Company meeting all of the necessary listing requirements of the NASDAQ Capital Market. Accordingly, there can be no guarantee that the Company’s application for listing on the NASDAQ Capital Market will be successful.

The Company has applied to list on the NASDAQ Capital Market to enhance trading liquidity and market visibility, particularly for those investors who are not able to trade in the Company’s CHESS Depositary Interests (“CDIs”), which are listed on the Australian Securities Exchange (“ASX”). The Company intends to seek to complete this process as soon as possible.

If the Company’s application to list on the NASDAQ Capital Market is successful, its CDIs will continue to be listed on the ASX, as they have been since the Company’s initial public offering in September 2011 and its shares of common stock will trade on the NASDAQ Capital Market.

Robert Crane

Chief Financial Officer & Company Secretary

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer and marketer of EndoBarrier®, a breakthrough device that represents an entirely new class of non-surgical, non-pharmaceutical therapy for the treatment of type 2 diabetes and/or obesity. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. GI Dynamics is conducting a pivotal clinical trial of EndoBarrier in the U.S. for the treatment of patients who have uncontrolled type 2 diabetes and are obese. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

GI Dynamics, Inc. — ASX Announcement	Page 2

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centres offering the EndoBarrier®; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the possibility that clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; and assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Investor Enquiries:	Media Enquiries:

United States: Robert Crane, Chief Financial Officer +1 (781) 357-3250	United States/Europe: Dan Budwick, Pure Communications Inc. + 1 (973) 271-6085

Australia: David Allen or John Granger Hawkesbury Partners Pty Limited +61 2 9325 9046	Australia: Angela Ceberano, Flourish PR +61 3 9092 8445